Exhibit 99.1

For additional information contact: Jon M. Donnell or Peter O’Hanlon (614) 761-6000

FEBRUARY 10, 2003

FOR IMMEDIATE RELEASE

DOMINION HOMES, INC. (NASDAQ:DHOM)

ANNOUNCES SHARE REPURCHASE PROGRAM

Dublin, Ohio—February 10, 2003—Dominion Homes, Inc. (NASDAQ:DHOM) announced today that its Board of Directors has authorized the repurchase of up to 250,000 of the Company’s Common Shares through December 31, 2003.

The repurchases may be made from time to time on the open market or in privately-negotiated transactions. The Company expects to fund the purchases through internally generated cash and the Company’s existing credit facility. The Company plans to hold the repurchased Common Shares as treasury shares. There were 8,202,691 Common Shares outstanding on February 10, 2003.

Douglas G. Borror, Chairman and Chief Executive Officer, stated “The Company’s 2002 record operating results generated funds that our Board of Directors believes can be put to good use through the purchase of our Common Shares. The share repurchase program underscores the confidence of our Board and management in the Company’s long term prospects. We believe that our Common Shares represent an attractive investment opportunity.”

Dominion Homes is a leading builder of high quality single-family homes in Central Ohio and Louisville, Kentucky. It offers three distinct series of homes, which are differentiated by size, price, standard features and available options.

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